Exhibit 99.1

QuickLogic Announces the Amendment and Extension of Credit Facility

SAN JOSE, Calif. - December 12, 2023 - QuickLogic Corporation (NASDAQ: QUIK) ("QuickLogic" or the "Company"), a developer of embedded FPGA (eFPGA) IP, ruggedized FPGAs and Endpoint AI solutions, today announced that, effective December 8, 2023, it entered into a seventh amendment (the "Seventh Amendment") to its amended and restated credit facility, dated as of December 21, 2018 (as amended, the "Credit Agreement") to increase the line of credit and extend the maturity date.

The Seventh Amendment increases the credit facility from $15M to $20M and extends the maturity date from December 31, 2024 to December 31, 2025.

Mike Hansen, Senior Vice President of Heritage Bank, commented, "We are pleased to be able to increase our commitment to QuickLogic and have greatly appreciated our long-term partnership with the Company."

"We are pleased to have the continued support of Heritage Bank," said Chief Financial Officer, Elias Nader. "Increasing our credit facility provides us with enhanced operational flexibility for our business needs while recognizing our solid financial results and improving business outlook."

Additional details on the terms of the amendment are available in the 8-K filed with the Securities and Exchange Commission on December 12, 2023.

About QuickLogic

QuickLogic is a fabless semiconductor company that develops innovative embedded FPGA (eFPGA) IP, discrete FPGAs, and FPGA SoCs for a variety of industrial, aerospace and defense, edge and endpoint AI, consumer, and computing applications. Our wholly owned subsidiary, SensiML Corporation, completes the end-to-end solution portfolio with AI / ML software that accelerates AI at the edge/endpoint. For more information, visit www.quicklogic.com.

QuickLogic uses its website (www.quicklogic.com), the company blog (https://www.quicklogic.com/blog/), corporate Twitter account (@QuickLogic_Corp), Facebook page (https://www.facebook.com/QuickLogic), and LinkedIn page (https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the Company’s website and its social media accounts in addition to following the Company’s press releases, SEC filings, public conference calls, and webcasts.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, expectations regarding our future business, and actual results may differ due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition by competitors; our ability to hire and retain qualified personnel; our ability to capitalize on synergies with our subsidiary SensiML Corporation; changes in product demand or supply; general economic conditions; political events, international trade disputes, natural disasters and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; the unpredictable and ongoing impact of the effects from the COVID-19 pandemic; and changes in tax rates and exposure to additional tax liabilities. These and other potential factors and uncertainties that could cause actual results to differ materially from the results contemplated or implied are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/, and on the SEC website at www.sec.gov/. In addition, please note that the date of this press release is December 12, 2023, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We are not obliged to update these statements due to latest information or future events.

QuickLogic and logo are registered trademarks of QuickLogic. All other trademarks are the property of their respective holders and should be treated as such.

Company Contact

Elias Nader

Chief Financial Officer

(408) 990-4000

ir@quicklogic.com

IR Contact

Alison Ziegler
Darrow Associates, Inc.
(201) 220-2678
ir@quicklogic.com

CODE: QUIK-E